Exhibit 10.1

CLASS C PREFERRED UNIT PURCHASE AGREEMENT

BY AND AMONG

ATLAS RESOURCE PARTNERS, L.P.

AND

ATLAS ENERGY, L.P.

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Schedules and Exhibits

Schedule 2.01 – Commitment Amount

Exhibit A -	Form of Atlas Resource Partners, L.P. Officer’s Certificate

Exhibit B -	Form of Certificate of Designation of Class C Units

Exhibit C -	Form of Common Unit Purchase Warrant

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CLASS C PREFERRED UNIT PURCHASE AGREEMENT

This CLASS C PREFERRED UNIT PURCHASE AGREEMENT, is entered into as of June 9, 2013 (this “Agreement”), by and among ATLAS RESOURCE PARTNERS, L.P., a Delaware limited partnership (“Atlas”), and Atlas Energy, L.P., a Delaware limited partnership (“Purchaser”).

WHEREAS, simultaneously with the execution of this Agreement, Atlas is entering into a definitive purchase and sale agreement to acquire certain assets and entities from EP Energy E&P Company, L.P. and EPE Nominee Corp., and Atlas and Purchaser are entering into an assignment and assumption agreement to assign certain of Atlas’ rights and obligations under the Acquisition Agreement to Purchaser (together, the “Acquisition”);

WHEREAS, Atlas desires to finance a portion of the Acquisition through the sale of Class C Units (defined below), and the Purchaser desires to purchase Class C Units from Atlas, each in accordance with the provisions of this Agreement;

WHEREAS, it is a condition to the obligations of the Purchaser and Atlas under this Agreement that the Acquisition be expected to be consummated substantially concurrently with the issuance of the Class C Units;

WHEREAS, Atlas has agreed to issue certain Warrants (defined below) to Purchaser, in accordance with the provisions of this Agreement; and

WHEREAS, Atlas has agreed to provide the Purchaser with registration rights with respect to the Purchased Units (defined below) acquired pursuant to this Agreement and the Common Units underlying the Warrants.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Atlas and Purchaser hereby agree as follows:

ARTICLE I

ARTICLE II

ARTICLE III

DEFINITIONS

Section 3.01 Definitions

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acquisition” shall have the meaning specified in the recitals.

“Acquisition Agreement” means that certain Purchase and Sale Agreement dated as of the date hereof, among Atlas, EP Energy E&P Company, L.P. and EPE Nominee Corp.

“Acquisition Closing Date” means the date on which the Acquisition is consummated.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Assignment Agreement” means that certain Assignment and Assumption Agreement dated as of the date hereof, between Atlas and Purchaser.

“Atlas” shall have the meaning specified in the introductory paragraph.

“Atlas Financial Statements” shall have the meaning specified in Section 5.03.

“Atlas Related Parties” shall have the meaning specified in Section 7.02.

“Atlas SEC Documents” shall have the meaning specified in Section 5.03.

“Basic Documents” means, collectively, the Escrow Agreement, this Agreement, the Common Unit Purchase Warrant, the Registration Rights Agreement, the Acquisition Agreement, the Assignment Agreement and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

“Business Day” means any day other than a Saturday, a Sunday, or a legal holiday for commercial banks in New York, New York.

“Certificate of Designation” means the Certificate of Designation of the powers, preferences and relative, participating, optional, and other special rights and qualifications, limitations and restrictions thereof of Class C Preferred Units of Atlas Resource Partners, L.P., a form of which is attached hereto as Exhibit B.

“Class C Units” means the convertible Class C preferred limited partnership units of Atlas having the rights, preferences and designations set forth in the Certificate of Designation.

“Class C Unit Price” shall have the meaning specified in Section 4.04.

“Closing” shall have the meaning specified in Section 2.06.

“Closing Date” shall have the meaning specified in 2.06.

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“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means the dollar amount set forth on Schedule 2.01 to this Agreement under the heading “Purchaser’s Allocated Purchase Price.”

“Common Unit Purchase Warrant” means a warrant to purchase Common Units of Atlas, a form of which is attached hereto as Exhibit C.

“Common Units” means the Common Units of Atlas representing limited partner interests having the rights, preferences and designations set forth in the Limited Partnership Agreement.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

“Escrow Agreement” means the escrow agreement to be entered into no less than five (5) days prior to the Closing Date (or such other period of time reasonably acceptable to the Purchaser) among Atlas, the Purchaser and an escrow agent, which shall contain reasonable and customary terms to be approved by Atlas and the Purchaser.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Atlas, its Subsidiaries or any of their Property or of the Purchaser.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” shall have the meaning specified in Section 7.03.

“Indemnifying Party” shall have the meaning specified in Section 7.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

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“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Limited Partnership Agreement” shall have the meaning specified in Section 4.03.

“Net Proceeds” means the aggregate amount delivered for the Purchased Units as set forth on Schedule 2.01, less any expenses incurred by Atlas in connection with the Basic Documents.

“Party” or “Parties” means Atlas and the Purchaser, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity. “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Securities” means the Purchased Units, the Warrants and the Common Units underlying the Purchased Units and the Warrants.

“Purchased Units” means the Class C Units to be issued and sold to the Purchaser pursuant to this Agreement.

“Purchaser” shall have the meaning specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under this Agreement or the Registration Rights Agreement on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under this Agreement or the Registration Rights Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 9.01.

“Qualified Equity Offering” shall have the meaning specified in Section 2.07.

“Qualified Offering Notice” shall have the meaning specified in Section 2.07.

“Registration Rights Agreement” means the registration rights agreement to be entered into at or before Closing between Atlas and the Purchaser, which shall contain reasonable and customary terms to be approved by Atlas and the Purchaser.

“Representatives” of any Person means the officers, managers, directors, employees, agents, affiliates, control persons, counsel, investment bankers and other representatives of such Person.

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“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, as to any Person, any corporation or other entity, of which a majority of the outstanding equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time, directly or indirectly, owned or controlled by such Person or one or more of its Subsidiaries.

“Terminating Breach” shall have the meaning specified in Section 10.11(a).

“Warrant” shall have the meaning specified in Section 2.01.

Section 3.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE IV

SALE AND PURCHASE

Section 4.01 Sale and Purchase. Contemporaneously with the consummation of the Acquisition, and subject to the terms and conditions of this Agreement, at the Closing Atlas hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees, to purchase from Atlas, subject to Section 2.03, the number of Purchased Units set forth opposite its name on Schedule 2.01 hereto. Purchaser agrees to pay Atlas the Class C Unit Price for each such Purchased Unit. Purchaser will also receive, for no additional consideration, a warrant (the “Warrants”) to purchase Common Units in an amount equal to fifteen percent (15%) of the number of Purchased Units set forth opposite the Purchaser’s name on Schedule 2.01 hereto (as such number may be amended in accordance with Section 2.07).

Section 4.02 Reserved.

Section 4.03 Purchased Units. The number of Purchased Units to be issued and sold to Purchaser will be equal to Purchaser’s Commitment Amount divided by the Class C Unit Price; provided, however, that upon completion of a Qualified Equity Offering, Purchaser shall be

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entitled to reduce Purchaser’s Commitment Amount as provided in Section 2.07. The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Class C Units as set forth in the Amended and Restated Agreement of Limited Partnership of Atlas, dated as of March 13, 2012, as the same has been amended from time to time (the “Limited Partnership Agreement”), including as will be amended by the Certificate of Designation in the form annexed hereto as Exhibit B, which Atlas will cause to be adopted no later than immediately prior to the issuance and sale of Class C Units contemplated by this Agreement. References herein to the Limited Partnership Agreement shall include or exclude the Certificate of Designation as the context requires.

Section 4.04 Consideration. The amount per Class C Unit Purchaser will pay to Atlas to purchase the Purchased Units shall be $23.10 (the “Class C Unit Price”).1

Section 4.05 Funding into Escrow. Purchaser shall deposit its Commitment Amount, or such reduced amount as may be established by Atlas in its sole discretion, into an escrow account established under the Escrow Agreement no later than one Business Day prior to the Closing Date. On the Closing Date, upon receipt of satisfactory evidence that the conditions set forth in Article VIII have been satisfied or waived, pursuant to Section 2.06 Purchaser shall deliver notice to the Escrow Agent (as such term is defined in the Escrow Agreement) to promptly and timely release the funds escrowed under the Escrow Agreement to Atlas.

Section 4.06 Closing. Subject to satisfaction or waiver of the conditions set forth in Article VIII, the execution and delivery of the Basic Documents (other than this Agreement, the Acquisition Agreement and the Assignment Agreement), the release of the funds escrowed under the Escrow Agreement to Atlas pursuant to the terms of the Escrow Agreement, and the execution and delivery of all other instruments, agreements and other documents required by this Agreement, the closing with respect to the purchase and sale of the Class C Units (the “Closing”) shall take place on a date (the “Closing Date”) concurrent with the Acquisition Closing Date, provided that Atlas shall take reasonable efforts to provide Purchaser five Business Days (or such shorter period as shall be agreeable to Purchaser but in any event no less than two Business Days) prior written notice of such designated Closing Date.

Section 4.07 Commitment Amounts. Notwithstanding Section 2.06 hereof, if, prior to the Closing Date, Atlas completes and receives proceeds in excess of $275 million from an offering of any of its equity securities (other than the offering contemplated by this Agreement) (a “Qualified Equity Offering”), Purchaser’s Commitment Amount shall automatically be reduced by an amount equal to the amount of proceeds raised in the Qualified Equity Offering in excess of $275 million. Atlas shall amend Schedule 2.01 accordingly to reflect such reduction.

[1]	ARP’s 10 day VWAP

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ATLAS

Atlas represents and warrants to the Purchaser, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 5.01 Existence. Each of Atlas and its Subsidiaries: (i) is a corporation, limited partnership, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation or organization; (ii) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the Atlas SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a material adverse effect on Atlas. Each of Atlas and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company, limited partnership, partnership or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not reasonably be expected to have a material adverse effect on Atlas.

Section 5.02 Capitalization and Valid Issuance of Purchased Units.

(a) As of June 7, 2013, and prior to the issuance and sale of the Purchased Units, the issued and outstanding limited partnership interests of Atlas consist of 44,447,284 Common Units, Class A Units and 3,836,554 Class B units (each as defined in the Limited Partnership Agreement). All of the outstanding Common Units, Class A Units, Class B Units and Incentive Distribution Rights (as defined in the Limited Partnership Agreement) have been duly authorized and validly issued in accordance with applicable Law and the Limited Partnership Agreement and are fully paid (to the extent required under the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act).

(b) Other than Atlas’s existing Long-Term Incentive Plans, and other existing management compensation arrangements, Atlas has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units). Atlas has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the holders of Common Units may vote. Except as set forth in the first sentence of this Section 5.02(b), as contemplated by this Agreement, as are contained in the Limited Partnership Agreement, or as described in the Atlas SEC Documents, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Atlas or any of its Subsidiaries to issue, transfer or sell any limited partnership interests or other equity interests in Atlas or any of its Subsidiaries or securities convertible into or exchangeable for such limited partnership interests or other equity interests, (ii) obligations of Atlas or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partnership interests or other equity interests in Atlas or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Atlas or any of its Subsidiaries is a party with respect to the voting of the equity interests of Atlas or any of its Subsidiaries.

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(c) All of the issued and outstanding equity interests of each of Atlas’s Subsidiaries are owned, directly or indirectly, by Atlas free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under Atlas’s or its Subsidiaries’ credit facilities filed as exhibits to the Atlas SEC Documents), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of Atlas’s Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by Section 17-607 of the Delaware LP Act or the organizational documents of Atlas’s Subsidiaries, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(d) The offer and sale of the Purchased Units and the limited partner interests represented thereby, and the Common Units issuable upon conversion of the Purchased Units in accordance with the terms of the Class C Units as reflected in the Certificate of Designation, are or will be duly authorized by Atlas pursuant to the Limited Partnership Agreement, as amended by the Certificate of Designation, prior to the Closing and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Limited Partnership Agreement, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchaser.

(e) Atlas’s currently outstanding Common Units are quoted on The New York Stock Exchange and Atlas has not received any notice of delisting.

(f) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Class C Units as set forth in the Limited Partnership Agreement, as amended by the Certificate of Designation.

Section 5.03 Atlas SEC Documents. Atlas has filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “Atlas SEC Documents”). The Atlas SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Atlas Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Atlas SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v)

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fairly presented (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Atlas as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Grant Thornton LLP is an independent registered public accounting firm with respect to Atlas and has not resigned or been dismissed as independent registered public accountants of Atlas as a result of or in connection with any disagreement with Atlas on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 5.04 Litigation. Except as set forth in the Atlas SEC Documents, there is no Action pending or, to the knowledge of Atlas, threatened in writing against Atlas or any of its Subsidiaries that would reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement.

Section 5.05 No Breach. The execution, delivery and performance by Atlas of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by Atlas with the terms and provisions hereof and thereof, do not (a) violate any provision of any Law applicable to Atlas or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the Certificate of Limited Partnership of Atlas or the Limited Partnership Agreement, as amended by the Certificate of Designation, or any organizational documents of any of Atlas’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any material note, bond, mortgage, license, or loan or credit agreement to which Atlas or any of its Subsidiaries is a party or by which Atlas or any of its Subsidiaries or any of their respective Properties may be bound or (ii) any other material agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Atlas or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 5.05 would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Atlas.

Section 5.06 Authority. Atlas has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by Atlas of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of Atlas, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. Except as contemplated by this Agreement, no approval by the holders of Common Units is required as a result of Atlas’s issuance and sale of the Purchased Units.

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Section 5.07 Compliance with Laws. Neither Atlas nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to Atlas or its Subsidiaries, except as would not, individually or in the aggregate, have a material adverse effect on Atlas. Atlas and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Atlas, and neither Atlas nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Atlas.

Section 5.08 Approvals. Except as contemplated by this Agreement, as required under the HSR Act, or as required by the Commission in connection with Atlas’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Atlas of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Atlas.

Section 5.09 Investment Company Status. Atlas is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.10 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither Atlas nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 5.11 Certain Fees. The Purchaser shall not be liable for any fees or commissions payable by Atlas to brokers, finders or investment bankers with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement. Atlas agrees that it will indemnify and hold harmless Purchaser from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Atlas or alleged to have been incurred by Atlas in connection with the sale of Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 5.12 Registration Rights. Neither the execution of this Agreement nor the issuance of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of Atlas, other than pursuant to the Registration Rights Agreement.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Atlas with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 6.01 Valid Existence. Purchaser (i) is duly organized, validly existing and in good standing under the Laws of the State of Delaware and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 6.02 No Breach. The execution, delivery and performance by Purchaser of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents to which it is a party, and compliance by Purchaser with the terms and provisions hereof and thereof and the purchase of the Purchased Units by Purchaser do not (a) violate any provision of any Law, governmental permit, determination or award having applicability to Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of Purchaser or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any material note, bond, mortgage, license, or loan or credit agreement to which Purchaser is a party or by which Purchaser or any of its Properties may be bound or (ii) any other such material agreement, instrument or obligation, except in the case of clauses (a) and (c) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 6.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 6.03 Investment. The Purchased Units are being acquired for Purchaser’s own account, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated thereunder). If Purchaser should in the future decide to dispose of any of the Purchased Units, Purchaser understands and agrees that it may do so only (a)(i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom (including Rule 144 under the Securities Act) or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) if no stop-transfer instructions will be in effect with respect to such securities.

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Section 6.04 Nature of Purchaser. Purchaser represents and warrants to, and covenants and agrees with, Atlas that (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 6.05 Receipt of Information; Authorization. Purchaser acknowledges that it has (a) had access to the Atlas SEC Documents, (b) had access to information regarding the Acquisition and its potential effect on Atlas’s operations and financial results and (c) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Atlas regarding such matters.

Section 6.06 Restricted Securities. Purchaser understands that the Purchased Securities it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Atlas in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In connection with the foregoing, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 6.07 Certain Fees. No fees or commissions will be payable by Purchaser to brokers, finders or investment bankers with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement. Atlas will not be liable for any such fees or commissions. Purchaser agrees that it will indemnify and hold harmless Atlas from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Purchaser or alleged to have been incurred by Purchaser in connection with the purchase of Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 6.08 Legend. The Purchased Securities (other than the Warrants) shall not be evidenced by physical certificates. It is understood that the certificates evidencing the Warrants and, if any certificates are issued for the other Purchased Securities, such certificates initially will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended. These securities may not be sold, offered for sale, pledged (except in connection with a bona fide margin account or other loan or financing arrangement secured by these securities) or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from registration thereunder and, in the case of a transaction exempt from registration, unless sold pursuant to Rule 144 under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act.”

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Section 6.09 Short Selling. Purchaser represents that it has not entered into any Short Sales of any of the securities of Atlas owned by it between the time it first began discussions with Atlas about the transactions contemplated by this Agreement and the date hereof.

Section 6.10 Receipt of Information. The Purchaser (a) has carefully reviewed the Atlas SEC Documents and has been furnished with all other materials that it considers relevant to an investment in the Purchased Securities, has had a full opportunity to ask questions of and receive answers from Atlas or any person or persons acting on behalf of Atlas concerning the terms and conditions of an investment in the Purchased Securities; (b) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Purchased Securities and Atlas; (c) is not relying upon, and has not relied upon, any statement, representation or warranty made by any person except for the statements, representations and warranties contained in this Agreement and the Atlas SEC Documents; and (d) has made all decisions in connection with the offer and sale of the Purchased Securities as the result of arm’s-length negotiations.

ARTICLE VII

COVENANTS

Section 7.01 Anti-dilution Protection. The Purchased Units are subject to the anti-dilution provisions set forth in the Limited Partnership Agreement, as amended by the Certificate of Designation, a form of which is attached hereto as Exhibit B, and the Warrants are subject to the anti-dilution provisions set forth in the Common Unit Purchase Warrant, a form of which is attached hereto as Exhibit C.

Section 7.02 Reserved.

Section 7.03 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Atlas and Purchaser will, and Atlas shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of Purchaser or Atlas, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

Section 7.04 Public Filings. Atlas shall timely file any filings and notices required to be made by Atlas by the Commission or applicable Law with respect to the transactions contemplated hereby.

Section 7.05 Use of Proceeds. Atlas intends to use the net proceeds from the sale of the Purchased Units to partially finance the Acquisition.

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Section 7.06 Tax Information. Atlas shall cooperate with the Purchaser and provide Purchaser with any reasonably requested tax information related to its ownership of the Purchased Units.

Section 7.07 NYSE Listing of Common Units. Promptly following the Closing Date, Atlas will submit an additional listing application to The New York Stock Exchange with respect to the Common Units underlying each of the Purchased Units and the Warrants.

Section 7.08 Adoption of Certificate of Designation. On or before the Closing Date, Atlas will adopt the Certificate of Designation in substantially the same form as attached hereto as Exhibit B.

ARTICLE VIII

CLOSING CONDITIONS

Section 8.01 Conditions to the Closing.

(a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units and the Warrants shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by either Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) any waiting period under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated;

(iii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iv) Atlas shall have consummated or shall expect to consummate the Acquisition substantially on the terms set forth in the Acquisition Agreement and the Assignment Agreement.

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(b) Purchaser’s Conditions. The respective obligation of Purchaser to consummate the purchase of the Purchased Units and receipt of the Warrants shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) Atlas shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by Atlas on or prior to the Closing Date;

(ii) the representations and warranties of Atlas contained in this Agreement that are qualified by materiality or material adverse effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) Atlas shall have delivered, or caused to be delivered, to Purchaser at the Closing, Atlas’s closing deliveries described in Section 8.02 of this Agreement; and

(iv) Atlas shall have raised or borrowed an amount that, when combined with the Net Proceeds and cash on hand, is sufficient for Atlas to complete the Acquisition.

(c) Atlas’s Conditions. The obligation of Atlas to consummate the sale of the Purchased Units and the issuance of the Warrants to Purchaser shall be subject to the satisfaction on or prior to the Closing Date of the following conditions with respect to Purchaser (which may be waived by Atlas in writing, in whole or in part, to the extent permitted by applicable Law):

(i) Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by Purchaser on or prior to the Closing Date;

(ii) the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) the funds escrowed pursuant to the Escrow Agreement shall have been released to Atlas;

(iv) Purchaser shall have delivered, or caused to be delivered, to Atlas at the Closing, Purchaser’s closing deliveries described in Section 8.03 of this Agreement.

Section 8.02 Atlas Deliveries. At the Closing, subject to the terms and conditions of this Agreement, Atlas will deliver, or cause to be delivered, to Purchaser:

(a) a letter instructing Atlas’s transfer agent to issue Class C Units evidenced by book entry positions in the name of the Purchaser, or, if Atlas is acting as the transfer agent for the Class C Units, a letter from Atlas to the Purchaser evidencing the number of Purchased Units set forth on Schedule 2.01 hereto, free and clear of any Liens, encumbrances or interests of any other party;

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(b) a General Partner’s Certificate in substantially the form attached to this Agreement as Exhibit A;

(c) the Registration Rights Agreement, containing reasonable and customary terms approved by Atlas and the Purchaser, which shall have been duly executed by Atlas; and

(d) the Common Unit Purchase Warrant in substantially the form attached to this Agreement as Exhibit C, which shall have been duly executed by Atlas.

Section 8.03 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, Purchaser will deliver, or cause to be delivered, to Atlas:

(a) notice to the Escrow Agent instructing the Escrow Agent to release the funds escrowed pursuant to the Escrow Agreement in respect of Purchaser to Atlas;

(b) the Registration Rights Agreement, containing reasonable and customary terms approved by Atlas and the Purchaser, which shall have been duly executed by Purchaser; and

(c) an Officer’s Certificate in form and substance reasonably satisfactory to Atlas.

ARTICLE IX

INDEMNIFICATION, COSTS AND EXPENSES

Section 9.01 Indemnification by Atlas. Atlas agrees to indemnify Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to (i) any actual or proposed use by Atlas of the proceeds of the sale of the Purchased Units or (ii) the breach of any of the representations, warranties or covenants of Atlas contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

Section 9.02 Indemnification by Purchaser. Purchaser agrees to indemnify Atlas and its Representatives (collectively, “Atlas Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants of Purchaser contained herein.

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Section 9.03 Indemnification Procedure. Promptly after any Atlas Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

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ARTICLE X

MISCELLANEOUS

Section 10.01 Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Atlas has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of Atlas unless otherwise specified. Whenever any determination, consent or approval is to be made or given by Purchaser under this Agreement, such action shall be in Purchaser’s sole discretion unless otherwise specified. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 10.02 Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement and the issuance and delivery of the Purchased Units for a period of one year, with the exception the that representations and warranties set forth in Sections 3.01, 3.02, 3.05(b), 3.06, 3.10 and Section 4.01 shall survive perpetually. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Atlas and the Purchaser pursuant to Section 3.11, Section 6.07 and Article IX of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 10.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of

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this Agreement or any other Basic Document and any consent to any departure by Atlas from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 10.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon Atlas, Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article IX, and their respective successors and permitted assigns.

(b) Assignment of Purchased Units and Warrants. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement or Warrants may be sold, assigned or pledged by Purchaser, subject to compliance with applicable securities Laws.

(c) Assignment of Rights. Purchaser may assign all or any portion of its rights, subject to an express assumption of each of the obligations under this Agreement, without the consent of Atlas to any Affiliate of Purchaser, and in each case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 10.04(c), such rights and obligations may not otherwise be transferred except with the prior written consent of Atlas (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Schedule 2.01 shall be revised to reflect the actual Purchaser(s) and allocations at the Closing.

Section 10.05 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 10.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses set forth on the signature pages hereof or to such other address as Atlas or Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.

Section 10.07 Removal of Legend. Atlas shall remove the legend described in Section 6.08 from any certificates evidencing the Purchased Units, or such similar restrictive legend attached to the book-entry position evidencing the Purchased Units held by the transfer agent of Atlas, at the request of a Purchaser submitting to Atlas such documentation as may be reasonably

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requested by Atlas or required by its transfer agent, unless Atlas, with the advice of counsel, reasonably determines that such removal is inappropriate; provided that Atlas shall provide an opinion of counsel to the transfer agent at no cost to the Purchaser (if such an opinion can be given in light of the facts of the situation), and the Purchaser shall not be required to provide an opinion, in the event a Purchaser is effecting a sale of such Purchased Units pursuant to Rule 144 under the Securities Act or an effective registration statement, in which case Atlas shall cooperate with Purchaser to effect removal of such legend. Subject to the Limited Partnership Agreement, the legend described in Section 6.08 shall be removed and Atlas shall issue a certificate without such legend to the holder of Purchased Units, or shall instruct the transfer agent to remove such legend from the book-entry position evidencing the Purchased Units, if, unless otherwise required by state securities Laws, (i) such Purchased Units are sold pursuant to an effective registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides Atlas with an opinion of a law firm reasonably acceptable to Atlas, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Purchased Units may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides Atlas with reasonable assurance that such Purchased Units can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A under the Securities Act. Atlas shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 8.08.

Section 10.08 Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Atlas or a Purchaser set forth herein or therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 10.09 Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.

Section 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 10.11 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated on or any time prior to the Closing by Purchaser or by Atlas, in each case, (A) upon a breach of any representation or warranty of any other Party set forth in this Agreement, or (B) upon a breach in any material respect of any covenant or agreement on the part of any other Party set forth in this Agreement (either (A) or (B) above being a “Terminating Breach”) if such Terminating Breach would cause the satisfaction of the conditions to the terminating Party’s obligations to be impossible and such Terminating Breach is not cured within 20 Business Days after written notice from the terminating Party.

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(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate on or any time prior to the Closing:

(i) if the Closing shall not have occurred on or before the date on which the Acquisition Agreement is terminated;

(ii) if the Acquisition has not closed by the date that is 180 days after the date hereof; or

(iii) if a Law shall have been enacted or promulgated, or if any Action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement and the consummation of the transactions contemplated by the Acquisition Agreement and the Assignment Agreement illegal.

(c) In the event of the termination of this Agreement as provided in Section 10.11(a) or Section 10.11(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except as set forth in Article IX of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of Atlas; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

Section 10.12 Recapitalization, Exchanges, Etc. Affecting the Purchased Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of Atlas or any successor or assign of Atlas (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 10.13 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchaser (and its permitted assignees) and Atlas shall have any obligation hereunder and that, notwithstanding that one or more of the Purchaser and its permitted assignees may be a corporation, limited partnership, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or Atlas or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchaser or

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Atlas or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchaser and Atlas under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Resource Partners GP, LLC, its general partner

	By:	/s/ Daniel Herz
Daniel Herz
Senior Vice President of Corporate Development and Strategy

Address for notices:	Atlas Resource Partners, L.P.
1000 Commerce Dr., Suite 400
Pittsburgh, PA 15275
	Fax:	215-405-3882
	Attn:	Sean P. McGrath

With copies to:	Ledgewood, P.C.
1900 Market Street, Suite 750
Philadelphia, PA 19103
	Fax:	215-735-2513
	Attn:	J. Baur Whittlesey
Mark E. Rosenstein

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS ENERGY, L.P.

By: Atlas Energy GP, LLC, its general partner

	By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Title:	Chief Financial Officer

Address for notices:	Atlas Resource Partners, L.P.
1000 Commerce Dr., Suite 400
Pittsburgh, PA 15275
	Fax:	215-405-3882
	Attn:	Sean P. McGrath

Signature Page to Purchase Agreement

Schedule 2.01

Purchaser’s Allocated Purchase Price	Class C Units	Warrants
$124,999,990	5,411,255	811,688

Signature Page to Purchase Agreement

EXHIBIT A

FORM OF GENERAL PARTNER’S CERTIFICATE

ATLAS RESOURCE PARTNERS, L.P.

General Partner’s Certificate

Pursuant to Section 6.02(b) of the Class C Preferred Unit Purchase Agreement, dated as of             , 2013 (the “Agreement”), by and among Atlas Resource Partners, L.P., a Delaware limited partnership (“Atlas Resource Partners”) and Atlas Energy, L.P. (“Purchaser”), the undersigned hereby certifies on behalf of Atlas Resource Partners, as follows (capitalized terms used but not defined herein have the meaning assigned to them in the Agreement):

(A) Atlas Resource Partners has performed and complied with the covenants and agreements contained in the Agreement in all material respects that are required to be performed and complied with by Atlas Resource Partners on or prior to the date hereof.

(B) The representations and warranties of Atlas Resource Partners contained in the Agreement that are qualified by materiality or material adverse effect are true and correct as of the date of the Agreement and as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date of the Agreement and as of the date hereof, except that representations made as of a specific date are true and correct as of such date only.

Dated: , 2013	ATLAS RESOURCE PARTNERS GP, LLC

By:
Name:
Title:

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

OF

CLASS C CONVERTIBLE PREFERRED UNITS

ATLAS RESOURCE PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act and its Limited Partnership Agreement, does hereby state and certify that, pursuant to the authority expressly vested in ATLAS RESOURCE PARTNERS GP, LLC, its general partner (the “General Partner”), the General Partner duly adopted the following resolution, which remains in full force and effect as of the date hereof:

RESOLVED, that the Certificate of Designation of the Class C Convertible Preferred Units of the Partnership dated as of [            ], 2013 (this “Certificate of Designation”) be and hereby is adopted as follows:

RESOLVED, that each of the Class C Convertible Preferred Units rank equally in all respects with one another and shall be subject to the following terms and provisions:

1. Designation. There is hereby created a series of units designated as the “Class C Convertible Preferred Units” (the “Preferred Units”). The number of Preferred Units shall be [                    ] and the face value of each Preferred Unit shall be the Execution Date Unit Price (the “Face Value”).

2. Definitions. For purposes of this Certificate of Designation, the following terms have the meanings ascribed to them below. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Limited Partnership Agreement.

“Certificate of Designation” has the meaning assigned to it in the recitals hereof.

“Conversion Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner or the Partnership to act as conversion agent for the Preferred Units; provided, that if no Conversion Agent is specifically designated for the Preferred Units, the General Partner shall act in such capacity.

“Conversion Rate” has the meaning assigned to it in Section 7 hereof.

“Distribution Payment Date” has the meaning assigned to it in Section 3 hereof.

“Execution Date Unit Price” means $[        ]1.

“Expiration Date” has the meaning assigned to it in Section 9(d) hereof.

“Ex-distribution Date” is the first date upon which a sale of Common Units that will settle regular way (T+3) will not transfer the right to receive the relevant issuance or distribution from the seller of Common Units to its buyer.

“Face Value” has the meaning assigned to it in Section 1 hereof.

“Fair Market Value” of property means the amount that a willing buyer would pay a willing seller in an arm’s-length transaction of such property, unless otherwise stated, as determined in good faith by the Partnership.

“General Partner” has the meaning assigned to it in the recitals hereof.

“Holder” means the Person in whose name Preferred Units are registered, which the Partnership and the Conversion Agent shall deem to be the owner of such Preferred Units for the purpose of making distributions on, and settling conversions of, as well as for other purposes relating to, such Preferred Units.

“Junior Units” means interests in the Partnership that, with respect to distributions on such interests and distributions upon liquidation of the Partnership, rank junior to the Preferred Units, including but not limited to the Common Units. “Junior Units” do not include Class A Units, Class B Units or Incentive Distribution Rights.

“Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 13, 2012, as amended from time to time.

“Liquidation Value” has the meaning assigned to it in Section 4 hereof.

“Mandatory Conversion Date” means [            ], 20162.

“Market Disruption Event” means the occurrence or existence for more than one-half hour in the aggregate on any Scheduled Trading Day for the Common Units of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) or quoting, if applicable, in the Common Units or in any options, contracts or future contracts relating to the Common Units and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Officer” means any of the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the General Partner.

[1]	ARP’s 10 day VWAP
[2]	3 years from the date of issuance.

“Optional Conversion Date” has the meaning assigned to it in Section 8(a) hereof.

“Partnership” has the meaning assigned to it in the recitals hereof.

“Preferred Distributions” has the meaning assigned to it in Section 3 hereof.

“Purchase Agreement” has the meaning assigned to it in Section 5 hereof.

“Record Date” means (i) with respect to distributions on Common Units or Preferred Units, the date established by the General Partner prior to any Distribution Payment Date on which a holder of Common Units or Preferred Units, as the case may be, must be a holder on the books of the Partnership to receive the applicable distribution, and (ii) with respect to any distribution on Common Units where, or other transaction or event in which, the holders of Common Units have the right to receive any cash, security or other property, or transaction or event in which Common Units are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Units entitled to receive such cash, securities or other property (whether such date is fixed by the General Partner or by statute, contract or otherwise). Such Record Date shall apply regardless of whether a particular Record Date is a Business Day.

“Reference Property” has the meaning assigned to it in Section 11(a) hereof.

“Reorganization Event” has the meaning assigned to it in Section 11(a) hereof.

“Reorganization Event Conversion” has the meaning assigned to it in Section 10 hereof.

“Reorganization Event Conversion Date” has the meaning assigned to it in Section 10 hereof.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which Common Units are listed or admitted for trading or, if Common Units are not listed or admitted for trading on any U.S. national or regional securities exchange or market, a Business Day.

“Spin-off” has the meaning assigned to it in Section 9(c) hereof.

“Tender Offer Valuation Period” has the meaning assigned to it in Section 9(c) hereof.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) (x) the New York Stock Exchange is open for trading, or, if the Common Units are not listed on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Units are listed is open for trading, (y) if the Common Units are not traded on a U.S. national or regional securities exchange but are quoted on the over-the-counter market by Pink OTC Markets Inc. or a similar organization, Pink OTC Markets Inc. or such similar organization, as applicable, is open for quoting or (z) if the Common Units are not traded on a U.S. national or regional securities exchange nor quoted by Pink OTC Markets Inc. or a similar organization, such day is a Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system or, if applicable, regular quoting on the relevant quotation system.

“Valuation Period” has the meaning assigned to it in Section 9(c) hereof.

“Voting Stock” of any person as of any date means the equity interests of such person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

3. Distributions; Allocations. A Holder shall be entitled to receive, on any Distribution Payment Date, distributions payable in cash in an amount equal to the greater of (a) $0.51 and (b) the quarterly Common Unit distribution payable for the most recently completed Quarter, in each case multiplied by the number of Common Units into which such Preferred Unit is convertible pursuant to Section 7 (the “Preferred Distributions”), prior to any other distributions pursuant to Sections 6.4 or 6.5 of the Limited Partnership Agreement in respect of Junior Units; provided that the Holders of Preferred Units shall not be entitled to any distribution in respect of the Quarter ending June 30, 2013 or any Quarter prior thereto. Preferred Distributions shall be paid in any Quarter on the same date as the distribution payment date for Common Units, and the Record Dates for distributions on the Preferred Units and Common Units shall be the same; provided that (i) the first Preferred Distribution shall be for the Quarter ending September 30, 2013, (ii) if no distribution is paid with respect to the Common Units for any Quarter, the distribution payment date for the Preferred Units shall be set by the General Partner to be a date no later than the 45th day following the end of such Quarter (the date distributions are paid on the Preferred Units, as set forth above, a “Distribution Payment Date”). If the Partnership fails to pay in full any Preferred Distribution (or portion thereof), then (x) the General Partner shall cause the Partnership to pay such unpaid Preferred Distribution at such time and with such special Record Date as it may select and (y) the Partnership shall not be permitted to, and shall not, make any distributions in respect of any Junior Units unless and until all unpaid Preferred Distributions have been paid in full. No interest shall accrue or be paid with respect to any unpaid distribution to the Holders of Preferred Units.

4. Liquidation Value. In the event of any liquidation, dissolution or winding up of the Partnership or the sale or other disposition of all or substantially all of the assets of the Partnership, either voluntary or involuntary, the Holders of the Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to unit holders, prior and in preference to any distribution of any assets of the Partnership to the holders of any other existing or subsequently created Junior Units, an amount equal to the Face Value per Preferred

Unit plus all unpaid Preferred Distributions (collectively, the “Liquidation Value”). The foregoing shall not affect any rights which Holders of Preferred Units may have to monetary damages.

5. Issuance of Preferred Units. The Preferred Units shall be issued by the Partnership pursuant to a Class C Preferred Unit Purchase Agreement, dated as of [             ], 2013 (the “Purchase Agreement”), by and between the Partnership and Atlas Energy, L.P.

6. Voting Rights. Except as provided herein or as a result of requirements imposed by Delaware law, the Preferred Units shall have no voting rights. The affirmative vote of at least 75% of the outstanding Preferred Units shall be necessary for repeal of this Certificate of Designation or the Certificate of Limited Partnership or Limited Partnership Agreement or any amendment to the Limited Partnership Agreement that may adversely affect any of the rights, preferences, obligations or privileges of the Preferred Units, except that no Holder of Preferred Units shall have any voting rights with respect to a Reorganization Event except to the extent it has converted any of its Preferred Units to Common Units at or prior to the Record Date for Common Units to vote or consent with respect to any Reorganization Event.

7. Conversion.

(a) Each Preferred Unit, unless previously converted, shall automatically convert on the Mandatory Conversion Date into a number of Common Units equal to the Liquidation Value divided by the Execution Date Unit Price (the “Conversion Rate”), subject to adjustment pursuant to Section 9 hereof.

(b) Holders shall have the right to convert their Preferred Units, in whole or in part, at any time prior to the Mandatory Conversion Date, into Common Units at the Conversion Rate, subject to adjustment pursuant to Section 9 hereof.

8. Conversion Procedures.

(a) In order to exercise the right to convert Preferred Units prior to the Mandatory Conversion Date under Section 7(b), a Holder of such Preferred Units must:

(1) complete and manually sign the “Notice of Optional Conversion” (attached as Exhibit A hereto) or a facsimile thereof;

(2) deliver the completed Notice of Optional Conversion;

(3) if required, furnish appropriate endorsements and transfer documents to the Conversion Agent to the extent that Common Units issued, or cash paid by the Partnership, upon conversion of Preferred Units are to be issued in a name or paid to a Person other than the Holder; and

(4) pay all transfer or similar taxes, if any, required, under Section 8(b).

The date that a Holder satisfies the foregoing requirements, or the requirements set forth in Section 8(b), if applicable, is the “Optional Conversion Date.”

(b) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of Common Units upon conversion of Preferred Unit, other than the transfer taxes payable upon the issuance of Common Units upon conversion of Preferred Units in a name or names other than that of the Holder, which shall be paid by the converting Holder.

(c) Effective immediately prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date or Optional Conversion Date, distributions on the converted Preferred Units shall cease to accrue and the converted Preferred Units shall cease to be outstanding, in each case subject to the right of Holders of such converted Preferred Units to receive the consideration issuable upon conversion which they are entitled to pursuant to Section 7 hereof.

(d) As of 5:00 p.m., New York City time, on the applicable Mandatory Conversion Date or Optional Conversion Date, as applicable, the issuance by the Partnership of Common Units upon conversion of Preferred Units shall become effective and the Person entitled to receive such Common Units shall be treated for all purposes as the record holder or holders of such Common Units. Prior to 5:00 p.m., New York City time, on the applicable Mandatory Conversion Date or Optional Conversion Date, as the case may be, the Common Units issuable upon conversion shall be deemed not outstanding for any purpose, and Holders of Preferred Units shall have no rights with respect to the Common Units issuable upon conversion by virtue of holding Preferred Units.

(e) In connection with the conversion of any Preferred Unit, no fractional Common Units shall be issued to the converting Holder. In lieu of any fractional Common Units issuable to a Holder upon conversion, the Partnership shall pay or deliver, as applicable, to the converting Holder, at its option, either (i) a number of Common Units rounded up to the next whole number of units, or (ii) an amount in cash (computed to the nearest cent) equal to the product of that same fraction and the Closing Price of Common Units on the Trading Day immediately preceding the Mandatory Conversion Date or Optional Conversion Date, as applicable.

(f) If more than one Preferred Unit shall be surrendered for conversion at one time by or for the same Holder, the number of Common Units issuable upon conversion of those Preferred Units shall be computed on the basis of the aggregate number of Preferred Units so surrendered.

(g) (i) With respect to any conversion of Preferred Units prior to the Mandatory Conversion Date,

(1) promptly following the Optional Conversion Date, the Partnership shall instruct the Conversion Agent to deliver or cause to be delivered to the converting Holder confirmation by book entry of the whole number of Common Units issued upon conversion of such Preferred Units; and

(2) on the Business Day immediately following the Partnership Optional Conversion Date, the Partnership shall deliver or cause to be delivered to the converting Holder any cash payment for any fractional units that the Partnership is obligated to pay under Section 8(e).

(ii) With respect to the mandatory conversion of Preferred Units under Section 7(a),

(1) promptly following the Mandatory Conversion Date, the Partnership shall instruct the Conversion Agent to deliver or cause to be delivered to the converting Holder confirmation by book entry of the whole number of Common Units issued upon conversion of such Preferred Units, and

(2) on the Business Day immediately following the Mandatory Conversion Date, the Partnership shall deliver or cause to be delivered to the converting Holder any cash payment for any fractional units that the Partnership is obligated to pay under Section 8(e).

9. Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time by the Partnership in accordance with the provisions of this Section 9.

(a) If the Partnership issues Common Units as a distribution to all or substantially all holders of Common Units, or if the Partnership effects a split or combination of Common Units, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × OS1 / OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate in effect taking such event into account;

OS0 = the number of Common Units outstanding immediately prior to the effective time of the adjustment relating to such event; and

OS1 = the number of Common Units outstanding immediately after the effective time of the adjustment relating to such event (giving effect to such distribution, split or share combination, as applicable, as of such effective time).

Any adjustment made pursuant to this Section 9(a) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date or the effective date of such split or combination, as applicable. If any distribution of the type described in this Section 9(a) is not so paid or made, or the outstanding Common Units are not split or combined, as the case may be, the new Conversion Rate shall be immediately readjusted, effective as of the date the General Partner determines not to pay such distribution or to effect such split or combination, to the Conversion Rate that would then be in effect if such distribution, split or combination had not been announced.

(b) If the Partnership issues to all or substantially all holders of Common Units any rights, warrants, options or other securities entitling them to subscribe for or purchase Common Units, or if the Partnership issues to all holders of Common Units securities convertible into Common Units, in either case at an exercise price per Common Unit or a conversion price per Common Unit less than the volume-weighted average of the Closing Prices of Common Units over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-distribution Date for such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × (OS0 + X) / (OS0 + Y)

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate in effect taking such event into account;

OS0 = the number of Common Units outstanding immediately prior to the effective time of the adjustment relating to such event;

X = the total number of Common Units issuable pursuant to such rights, warrants, options, convertible securities or other securities; and

Y = the number of Common Units equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, convertible securities or other securities and (B) the average of the Closing Prices of Common Units over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-distribution Date for such issuance.

Any adjustment made pursuant to this Section 9(b) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date. For purposes of this Section 9(b), in determining whether any rights, warrants, options, convertible securities or other securities entitle the holders of Common Units to subscribe for or purchase, or exercise a conversion right for, Common Units at less than the applicable average of the Closing Prices of Common Units, and in determining the aggregate exercise or conversion price payable for such Common Units, there shall be taken into account any consideration the Partnership receives for such rights, warrants, options, convertible securities or other securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the General Partner in good faith. If any rights, warrants, options, convertible securities or other securities described in this Section 9(b) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the General Partner publicly announces its decision not to issue such rights, warrants, options, convertible securities or other securities, to the Conversion Rate that would then be in effect without such issuance. If any rights, warrants, options, convertible securities or other securities described in this Section 9(b) are not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the adjustments made upon the issuance of such right, warrant, option, convertible security or other securities had been made on the basis of the delivery of only the number of Common Units actually delivered.

(c) (i) If the Partnership distributes evidences of its indebtedness or its other assets or property to all or substantially all holders of Common Units, excluding:

(A) distributions, rights, warrants, options, convertible securities or other securities as to which an adjustment was effected pursuant to Section 9(a) or (b) hereof,

(B) distributions paid exclusively in cash, and

(C) Spin-offs described in this Section 9(c),

then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × SP0 / (SP0 – FMV)

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

SP0 = the average of the Closing Prices of Common Units over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-distribution Date for such distribution; and

FMV = the Fair Market Value (as determined by the General Partner in good faith) of the evidences of indebtedness, assets or property distributed with respect to each outstanding Common Unit as of the Ex-distribution Date for such distribution.

An adjustment to the Conversion Rate made pursuant to this Section 9(c)(i) shall be made successively whenever any such distribution is made and shall become effective immediately after 5:00 p.m., New York City time, on the Record Date.

(ii) If the Partnership distributes, to all holders of Common Units, common units of any class or series or any similar equity interest of or relating to a Subsidiary or other business unit of the Partnership, and such units or equity interests are listed for trading on a U.S. national securities exchange (a “Spin-off”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × (FMV0 + MP0) / MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

FMV0 = the average of the Closing Prices of the equity interest distributed to holders of Common Units applicable to one Common Unit over the first ten consecutive Trading Day period commencing on, and including, the Trading Day following the effective date of such Spin-off (such period, the “Valuation Period”); and

MP0 = the average of the Closing Prices of Common Units over the Valuation Period.

If the application of the foregoing formula would result in a decrease in a fixed conversion rate, no adjustment to the Conversion Rate shall be made. An adjustment to the Conversion Rate made pursuant to this Section 9(c)(ii) shall occur on the final Trading Day of the Valuation Period; provided, that in respect of any conversion of Preferred Units within the ten consecutive Trading Days immediately following the date of the Spin-off, references with respect to the Spin-off to “ten consecutive Trading Day period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-off and the Mandatory Conversion Date or Optional Conversion Date, as applicable, in determining the Conversion Rate.

(iii) If any such distribution or distribution described in this Section 9(c) is not paid or made, the new Conversion Rate shall be readjusted, effective as of the date the General Partner publicly announces its decision not to pay such distribution or distribution, to the Conversion Rate that would then be in effect without such distribution or distribution.

(d) If the Partnership or any Subsidiary makes a payment in respect of a tender or exchange offer for Common Units (other than a tender offer solely to holders of fewer than 100 Common Units), to the extent that the cash and value of any other consideration included in the payment per Common Unit exceeds the average of the Closing Prices of Common Units over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1)) / (SP1 × OS0)

where,

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

AC = the Fair Market Value (as determined by the General Partner in good faith), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for units accepted for purchase or exchange in such tender or exchange offer;

OS0 = the number of Common Units outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer);

OS1 = the number of Common Units outstanding immediately after the Expiration Date (after giving effect to such tender offer or exchange offer); and

SP1 = the average of the Closing Prices of Common Units over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the Expiration Date (such period, the “Tender Offer Valuation Period”).

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made. Any adjustment to the Conversion Rate made pursuant to this Section 9(d) shall become effective immediately after 5:00 p.m., New York City time, on the final Trading Day of the Tender Offer Valuation Period; provided, that in respect of any conversion within the ten consecutive Trading Days next succeeding the Expiration Date, references with respect to “ten consecutive Trading Day period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the Mandatory Conversion Date, Optional Conversion Date or Reorganization Event Conversion Date, as applicable, in determining the Conversion Rate.

If the Partnership or one of its Subsidiaries is obligated to purchase Common Units pursuant to any such tender or exchange offer, but the Partnership, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchase, or all such purchases are rescinded, then the new Conversation Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(e) Notwithstanding the provisions of this Section 9, no adjustment to the Conversion Rate shall be made if Holders may participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis and without converting their Preferred Units.

(f) Notwithstanding the provisions of this Section 9, no adjustment to the Conversion Rate need be made if the Common Units to be issued upon conversion will actually receive the consideration provided in, or be subject to, the transaction or event that would otherwise trigger the adjustment.

(g) No adjustment to the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) of the Conversion Rate then in effect; provided, that any adjustments that by reason of this Section 9(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made by the Partnership and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a unit, as the case may be. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of Preferred Units.

(h) To the fullest extent permitted by law, the Partnership may (but is not required to) make such increases in the Conversion Rate, in addition to those required by this Section 9, as the General Partner considers to be advisable to avoid or diminish any income tax to holders of Common Units or rights to purchase Common Units resulting from any distribution or distribution of Common Units (or rights or warrants to acquire Common Unit) or from any event treated as such for income tax purposes. To the fullest extent permitted by applicable law, the Partnership from time to time may (but is not required to) increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the General Partner determines in good faith that such increase would be in the best interest of the Partnership, which determination shall be conclusive.

(i) If the Partnership shall be required to withhold taxes on constructive distributions to a Holder and the Partnership pays the applicable withholding taxes, the Partnership may, at its option, set off any such payment against cash, Common Units or other assets distributable or payable to such Holder.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Partnership shall promptly file with the Conversion Agent an Officer’s certificate setting forth the Conversion Rate after such adjustment and a brief statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined. Unless and until a responsible officer of the Conversion Agent shall have received such Officer’s certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rates and may assume that the last Conversion Rates of which it has knowledge are still in effect. Promptly after delivery of such certificate, the Partnership shall prepare a notice of such adjustment of Conversion Rates setting forth the adjusted Conversion Rates and the date on which each adjustment becomes effective and shall promptly mail such notice of adjustment of the Conversion Rate to each Holder at its last address appearing in the Unit register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

10. Conversion Upon Certain Reorganization Events. If an event described in Section 11(a) is anticipated to occur in which the Partnership is not the surviving entity, then the Partnership may, at its option, cause the conversion of all, but not less than all, outstanding Preferred Units (the “Reorganization Event Conversion”). The Reorganization Event Conversion shall occur on the effective date of such Reorganization Event (the “Reorganization Event Conversion Date”). If the Partnership exercises this option, each Holder of the Preferred Units shall receive the Reference Property. In order for the Partnership to exercise its option for a Reorganization Event Conversion, the Partnership must provide written notice to the Holders not later than 30 days prior to the anticipated effective date of the Reorganization Event.

11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion.

(a) Subject to the Partnership’s right to convert the Preferred Units under Section 10, in the event of:

(i) any consolidation, merger or combination of the Partnership with or into another Person (other than a merger or consolidation in which the Partnership is the continuing Partnership and in which the Common Units outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Partnership or another Person);

(ii) any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Partnership to any other person; or

(iii) any statutory exchange of the Partnership’s securities with another Person (other than in connection with a merger or acquisition covered by clause (i) above),

in each case where Common Units are exchanged for, or converted into, stock, securities, property or assets (including cash or any combination thereof) (a “Reorganization Event”), each Preferred Unit outstanding immediately prior to such Reorganization Event shall, without the consent of the Holder, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Preferred Units into Common Units immediately prior to such Reorganization Event (the “Reference Property”). In such event, on the Reorganization Event Conversion Date, the applicable Conversion Rate then in effect shall be applied to determine the amount and value of securities, cash or property a Holder would have received in such transaction (without interest thereon and without any right to distributions thereon which have a Record Date prior to the date such Preferred Units are actually converted).

(b) Subject to the notice requirements of Section 10 regarding certain transactions as set forth in Section 11(a), the Partnership shall cause notice of the application of this Section 11 to be delivered to each Holder at the address of such Holder within twenty (20) days after the occurrence of any of the events specified in Section 11(a). Failure to deliver such notice shall not affect the legality or validity of any conversion pursuant to this Section 11.

(c) The above provisions of this Section 11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, provided, that if Section 10 applies to any event or occurrence, this Section 11 shall not apply to such event or occurrence.

12. Notices. The Partnership shall distribute to the Holders of Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of Common Units of the Partnership, at such times and by such method as such documents are distributed to such holders of such Common Units.

13. No Reissuance. No Preferred Units acquired by the Partnership by reason of redemption, purchase, conversion or otherwise shall be reissued.

14. Transfers. No Preferred Unit shall be transferable by any Holder of Preferred Units, except in compliance with all federal and applicable state securities laws. Prior to any transfer, and as a condition thereto, the General Partner may require such documentation, including appropriate opinions of legal counsel, as it, in its sole discretion, deems necessary.

15. Severability of Provisions. If any right, preference or limitation of the Preferred Units set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Designation has been duly executed as of the date first above written.

ATLAS RESOURCE PARTNERS, L.P.

By: ATLAS RESOURCE PARTNERS GP, LLC, its general partner

By:
Name:
Title:

EXHIBIT A

NOTICE OF OPTIONAL CONVERSION

The undersigned hereby irrevocably elects to convert the                      (the “Preferred Units”), represented by book entry with the Partnership’s transfer agent, into Common Units of                     . Unless otherwise specified below, the undersigned elects to convert all Preferred Units represented by book entry. If units are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

The Partnership is not required to issue Common Units until the original Preferred Unit to be converted, the required cash payment, if any, and required transfer taxes, if any, are received by the Partnership or its transfer agent.

Name of registered holder of Preferred Units to be converted:

Signature:

Name:

Address:

Fax No.:

Number of Preferred Units to be converted (if less than all units represented by book entry with the Partnership’s transfer agent):

Name of the Person in which Common Units issuable upon conversion are to be issued (if different from the undersigned):

EXHIBIT C

FORM OF COMMON UNIT PURCHASE WARRANT

THIS WARRANT AND THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

ATLAS RESOURCE PARTNERS, L.P.

WARRANT TO PURCHASE COMMON UNITS

Warrant No.:	Number of Common Units:

Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [                     ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Partnership, at any time or times on or after the Warrant Date (as defined in Section 1 (xiii)), but not after 11:59 P.M. New York Time on the Expiration Date (as defined herein) [                    (                     )] Common Units (as defined in Section 1(iii) below) (the “Warrant Units”) at the Warrant Exercise Price (as defined in Section 1(xv) below).

Section 1. Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires approval of the limited partners of the Partnership.

(ii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii) “Common Units” means (i) the Partnership’s common units of limited partnership interest, and (ii) any capital securities into which such Common Units shall have been changed or any capital securities resulting from a reclassification of such Common Units.

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Expiration Date” means [            ], 20163.

(vi) “Ordinary Cash Distribution” means a cash distribution to Common Units out of Available Cash, as such term is defined in the Partnership Agreement.

(vii) “Partnership Agreement” means the Partnership Agreement of the Partnership, as the same may be amended from time to time.

(viii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

(ix) “Principal Market” means, with respect to the Common Units or any other security, the New York Stock Exchange, or, if the Common Units or such other security is not traded on the New York Stock Exchange, then the principal securities exchange or trading market for the Common Units or such other security.

(x) “Pro Rata Repurchases” means any purchase of Common Units by the Partnership or any affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Units, in the case of both (A) or (B), whether for cash or securities of the Partnership, evidences of indebtedness of the Partnership or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Partnership under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

(xi) “Registration Rights Agreement” means that agreement dated [                    ], by and among the Partnership and the persons who have purchased Class C convertible preferred units of the Partnership.

(xii) “Securities Act” means the Securities Act of 1933, as amended.

(xiii) “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement hereof pursuant to the terms of this Warrant.

(xiv) “Warrant Date” means [            ], 20134.

(xv) “Warrant Exercise Price” shall be equal to, with respect to any Warrant Unit, $[        ]5, subject to adjustment as hereinafter provided.

[3]	3 year anniversary from the date of issuance.
[4]	To be a date that is 90 days following issuance.
[5]	ARP’s 10 day VWAP

(xvi) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”) through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as such over-the-counter market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Partnership and the Holder. If the Partnership and the Holder are unable to agree upon the fair market value of the Common Units, then such dispute shall be resolved pursuant to Section 2(a) below. All such determinations to be appropriately adjusted for any dividend, stock split, combination or other similar transaction during any period during which the Weighted Average Price is being determined.

Section 2. Exercise of Warrant.

(a) Subject to the terms and conditions hereof, Warrants may be exercised by the Holder, in whole or in part, at any time on any Business Day on or after the opening of business on the Warrant Date and prior to 11:59 P.M. New York Time on the Expiration Date by (i) delivery of a written notice, in the form attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise his Warrants, which notice shall specify the number of Warrant Units to be purchased and, (ii) payment to the Partnership of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Units as to which his Warrant is being exercised (the “Aggregate Exercise Price”) by wire transfer of immediately available funds (or by check if the Partnership has not provided the holder with wire transfer instructions for such payment). In the event of any exercise of the rights represented by the Warrant in compliance with this Section 2(a), the Partnership shall on the second (2nd) Business Day (the “Warrant Unit Delivery Date”) following the date of its receipt of the later of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”), issue the Warrant Units to which the Holder shall be entitled by registering such Warrant Units in the name of the Holder or its designee upon the books and records of the Partnership, the number of Common Units to which the Holder shall be entitled. Upon the later of the date of delivery of (x) the Exercise Notice and (y) the Aggregate Exercise Price referred to in clause (ii) above, a Holder of Warrants shall be deemed for all purposes to have become the Holder of record of the Warrant Units with respect to which his Warrant has been exercised (the date thereof being referred to as the “Deemed Issuance Date”), irrespective of the date of delivery of the Warrant Units. In the case of a dispute as to the determination of the Warrant Exercise Price, or the arithmetic calculation of the number of Warrant Units, the Partnership shall promptly issue to the

Holder the number of Warrant Units that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder’s Exercise Notice. If the Holder and the Partnership are unable to agree upon the determination of the Warrant Exercise Price, or arithmetic calculation of the number of Warrant Units within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Partnership shall promptly submit via facsimile (i) the disputed determination of the Warrant Exercise Price to an independent, reputable investment banking firm agreed to by the Partnership and the Holder of the Warrant or (ii) the disputed arithmetic calculation of the number of Warrant Units to its independent, outside public accountant. The Partnership shall direct the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Partnership and the Holder of the results no later than two (2) Business Days after the date it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent demonstrable error.

(b) If this Warrant is submitted for exercise, as may be required by Section 2(d), and unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Partnership shall, as soon as practicable and in no event later than four (4) Business Days after receipt of this Warrant (the “Warrant Delivery Date”) and at its own expense, issue a new Warrant identical in all respects to this Warrant except it shall represent rights to purchase the number of Warrant Units purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Units with respect to which such Warrant is exercised.

(c) No fractional Common Units are to be issued upon the exercise of this Warrant, but rather the number of Common Units issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number (with 0.5 rounded up).

(d) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Partnership unless it is being exercised for all of the Warrant Units represented by the Warrant. The Holder and the Partnership shall maintain records showing the number of Warrant Units exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Partnership, so as not to require physical surrender of this Warrant upon each such exercise. In the event of any dispute or discrepancy, such records of the Partnership establishing the number of Warrant Units to which the Holder is entitled shall be controlling and determinative in the absence of demonstrable error. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer this Warrant unless the holder first physically surrenders this Warrant to the Partnership, whereupon the Partnership will forthwith issue and deliver upon the order of the Holder a new Warrant of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Warrant Units represented by this Warrant. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Units represented by this Warrant may be less than the number stated on the face hereof. Each Warrant shall bear the following legend:

ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT, INCLUDING SECTION 2(d) HEREOF. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(d) HEREOF.

Section 3. Covenants. The Partnership hereby covenants and agrees as follows:

(e) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(f) All Warrant Units that may be issued upon the exercise of the rights represented by the Warrants will, upon issuance, be validly issued, fully paid and nonassessable, subject to applicable provisions of the Delaware Revised Uniform Limited Partnership Act.

(g) During the period within which the rights represented by the Warrant may be exercised, the Partnership will at all times have authorized and reserved a sufficient number of Common Units to provide for the exercise of the rights then represented by the Warrants.

(h) The Partnership shall promptly secure the listing of the Common Units issuable upon exercise of this Warrant on the Principal Market (subject to official notice of issuance upon exercise of this Warrant) and each other market or exchange on which the Common Units are traded or listed and shall maintain, so long as any other Common Units shall be so traded or listed, such listing of all Common Units from time to time issuable upon the exercise of this Warrant; and the Partnership shall so list on the Principal Market and each other market or exchange on which the Common Units are traded or listed and shall maintain such listing of, any other shares of capital stock of the Partnership issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on the Principal Market and each other market or exchange on which the Common Units is traded or listed.

(i) The Partnership will not, by amendment of its Partnership Agreement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of the Warrants and in the taking of all such action as may reasonably be requested by the Holder of any Warrant in order to protect the exercise privilege of such Holder against impairment, consistent with the tenor and purpose of the Warrants. Without limiting the generality of the foregoing, the Partnership will take all such actions as may be necessary or appropriate in order that the Partnership may validly and legally issue Common Units upon the exercise of any Warrants.

(j) The Warrants will be binding upon any entity succeeding to the Partnership by merger, consolidation or acquisition of all or substantially all of the Partnership’s assets.

Section 4. Taxes. The Partnership shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of Holders of Warrants) that may be payable with respect to the issuance and delivery of Warrant Units upon exercise of Warrants.

Section 5. Holder not deemed a Limited Partner. The Holder, as such, shall not be entitled to vote or receive dividends or be deemed the Holder of Common Units for any purpose solely due to its ownership of the Warrant, nor shall anything contained in the Warrant be construed to confer upon the Holder, as such, any of the rights of a limited partner of the Partnership or any right to vote, give or withhold consent to any Partnership action (whether any reorganization, issue of partnership units or interests, reclassification of partnership units of interests, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive distributions or subscription rights, or otherwise, prior to the Deemed Issuance Date of the Warrant Units that such Holder is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any obligations or liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a Limited Partner of the Partnership, whether such liabilities are asserted by the Partnership or by creditors of the Partnership.

Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof will acquire the Warrant Units, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Units, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Units for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Units at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Holder further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”) and has had the opportunity to ask questions and receive answers concerning the Partnership, the Warrant and the offering thereof from the Partnership. Each delivery of an Exercise Notice shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Units set forth in the first two sentences of this Section 6, unless contemporaneous with the delivery of such Exercise Notice, the Holder notifies the Partnership in writing that it is not making such representations (a “Representation Notice”). If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to such holder’s exercise of this Warrant and the Partnership’s obligations set forth in Section 2 in connection with such exercise, that the Partnership receive such other representations as the Partnership considers reasonably necessary to assure the Partnership that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws, and the time periods for the Partnership’s compliance with its obligations set forth in Section 2 shall be tolled until such Holder provides the Partnership with such other representations.

Section 7. Ownership and Transfer.

(a) The Partnership shall maintain at its principal executive offices or at the offices of its transfer agent (or such other office or agency of the Partnership as it may designate by notice to the Holder), a register for this Warrant, in which the Partnership shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Partnership may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) This Warrant and the rights granted hereunder shall be assignable by the Holder without the consent of the Partnership. Neither the Warrant nor the Warrant Units shall be transferable by any Holder except in compliance will all federal and applicable state securities laws. Prior to any transfer, and as a condition thereto, the Partnership’s general partner may require such documentation, including appropriate opinions of legal counsel, as it, in its sole discretion, deems necessary.

(c) The Partnership is obligated to register the Warrant Units for resale under the Securities Act pursuant to the Registration Rights Agreement, and the Holder (and assignees thereof) is entitled to the registration rights in respect of the Warrant Units as set forth in the Registration Rights Agreement.

Section 8. Adjustments. The Warrant Exercise Price and the number of Common Units issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 8 so as to result in duplication:

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Partnership shall (i) declare and pay a dividend or make a distribution on its Common Units in Common Units, (ii) subdivide or reclassify the outstanding Common Units into a greater number of units, or (iii) combine or reclassify the outstanding Common Units into a smaller number of units, the number of Warrant Units issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that a Warrant Holder after such date shall be entitled to purchase the number of Warrant Units which such Holder would have owned or been entitled to receive in respect of Common Units subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Warrant Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Units issuable upon the exercise of this Warrant before such adjustment and (2) the Warrant Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Warrant Units issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(b) Distributions. In case the Partnership shall fix a record date for the making of a distribution to all holders of Common Units of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Units and other dividends or distributions referred to in Section 8(a)), in each such case, the Warrant Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Warrant Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Weighted Average Price of the Common Units on the last trading day preceding the first date on which the Common Unit trades regular way on the Principal Market on which the Common Unit is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one Common Unit as determined by the Board of Directors of the Partnership’s general partner in good faith (the “Fair Market Value”) divided by (y) such Weighted Average Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Warrant Units issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Units issuable upon the exercise of this Warrant before such adjustment, and (2) the Warrant Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Warrant Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, an Ordinary Cash Dividend, the Fair Market Value shall be reduced by the per unit amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Warrant Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors of the Partnership’s general partner determines not to distribute such units, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Warrant Exercise Price that would then be in effect and the number of Warrant Units that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(c) Certain Repurchases of Common Units. In case the Partnership effects a Pro Rata Repurchase of Common Units, then the Warrant Exercise Price shall be reduced to the price determined by multiplying the Warrant Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of Common Units outstanding immediately before such Pro Rata Repurchase and (y) the Weighted Average Price of a share of Common Units on the trading day immediately preceding the first public announcement by the Partnership or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of Common Units outstanding immediately prior to such Pro Rata Repurchase minus the number of Common Units so repurchased and (ii) the Weighted Average Price per Common Unit on the trading day immediately preceding the first public announcement by the Partnership or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Common Units issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Common Units issuable upon the exercise of this Warrant before such adjustment, and (2) the Warrant Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Warrant Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Warrant Exercise Price or decrease in the number of unit issuable upon exercise of this Warrant shall be made pursuant to this Section 13(c).

(d) Business Combinations. In case of any Business Combination or reclassification of Common Units (other than a reclassification of Common Units referred to in Section 8(a)), the Warrantholder’s right to receive Warrant Units upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of units or other securities or property (including cash) which the Common Unit issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of units, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Units have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the common stock that affirmatively make an election (or of all such holders if none make an election).

(e) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 8 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 8 to the contrary notwithstanding, no adjustment in the Warrant Exercise Price or the number of Common Units into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a Common Unit, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a Common Unit, or more.

(f) Timing of Issuance of Additional Common Units Upon Certain Adjustments. In any case in which the provisions of this Section 8 shall require that an adjustment shall become effective immediately after a record date for an event, the Partnership may defer until the occurrence of such event (i) issuing to the holder of this Warrant exercised after such record date and before the occurrence of such event the additional Common Units issuable upon such exercise by reason of the adjustment required by such event over and above the Common Units issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount of cash in lieu of fractional Common Units; provided, however, that the Partnership upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional units, and such cash, upon the occurrence of the event requiring such adjustment.

(g) Statement Regarding Adjustments. Whenever the number of Warrant Units into which this Warrant is exercisable shall be adjusted as provided in this Section 8, the Partnership shall forthwith file at the principal office of the Partnership a statement showing in reasonable detail the facts requiring such adjustment and the number of Warrant Units into which Warrants shall be exercisable after such adjustment, and the Partnership shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Holder at the address appearing in the Partnership’s records.

(h) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 8, the Partnership shall take any action which may be necessary, including obtaining regulatory, or limited partner approvals or exemptions, in order that the Partnership may thereafter validly and legally issue as fully paid and nonassessable all Warrant Units issuable pursuant to the Warrants.

(i) Adjustment Rules. Any adjustments pursuant to this Section 8 shall be made successively whenever an event referred to herein shall occur.

Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Partnership shall promptly, on receipt of an indemnification undertaking by the Holder (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 10. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Partnership:

Atlas Resource Partners, L.P.

c/o Atlas Resource Partners GP, LLC

Park Place Corporate Center One

1000 Commerce Drive, Suite 410

Pittsburgh, PA 15275

Telephone:     (412) 489-0006

Facsimile:      (412) 262-2820

Attention:      Chief Legal Officer

With copy to:

Ledgewood

1900 Market Street, Suite 750

Philadelphia, PA 19103

Telephone:    (215) 731-9450

Facsimile:     (215) 735-2513

Attention:     J. Baur Whittlesey, Esq.

If to the Warrant Holder:

Section 11. Date. The date of this Warrant is [             ], 2013. This Warrant, in all events, shall be wholly void and of no effect after 11:59 P.M., New York Time, on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Units or other securities issued upon the exercise of this Warrant.

Section 12. Amendment and Waiver. This Warrant may be amended and the Partnership may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the written consent of the Holder; provided, however, that the Partnership may, without the consent of the Holder, amend or supplement this Warrant to cure defects or inconsistencies.

Section 13. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 14. Rules of Construction. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) each accounting term not otherwise defined in this Warrant has the meaning assigned to it in accordance with accounting principles generally accepted in the United States, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Warrant shall be by way of example rather than limitation.

* * * * * *

IN WITNESS WHEREOF, the Partnership has caused this Warrant to be executed as of the date first written above.

ATLAS RESOURCE PARTNERS, L.P.
By: Atlas Resource Partners GP, LLC

By:
Name:
Title:

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

ATLAS RESOURCE PARTNERS, L.P.

The undersigned holder hereby exercises the right to purchase                      Common Units (“Warrant Units”) of Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the Warrant registered in the name of the undersigned (the “Warrant”) on the books and records of the Partnership. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Warrant Exercise. The holder intends that payment of the Warrant Exercise Price shall be with respect to                     Warrant Units.

2. Payment of Warrant Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $        to the Partnership in accordance with the terms of the Warrant.

3. Delivery of Warrant Units. The Partnership shall deliver                      Warrant Units in accordance with the terms of the Warrant in the following name and to the following address:

Issue to:

Facsimile Number:

Account Number (if electronic book entry transfer):

Date:                  ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Partnership hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of Common Units in accordance with the Transfer Agent Instructions dated             , 20     from the Partnership and acknowledged and agreed to by [TRANSFER AGENT].

ATLAS RESOURCE PARTNERS, L.P.
By: Atlas Resource Partners GP, LLC

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to                     , Federal Identification No.                     , a warrant to purchase                      Common Units of Atlas Resource Partners, L.P., a Delaware limited partnership standing in the name of the undersigned on the books of said limited partnership. The undersigned does hereby irrevocably constitute and appoint                     , attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:             , 20

Name:
Title: